SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SYNBIOTICS CORPORATION

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SYNBIOTICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 2, 2003

The Annual Meeting of Shareholders of Synbiotics Corporation will be held at the Radisson Suite Hotel (Rancho Bernardo), 11520 West Bernardo Court, San Diego, California 92127, on October 2, 2003 at 3:30 p.m. for the following purposes:

1.	To elect three directors;

2.	To consider a proposal to amend the 1995 Stock Option/Stock Issuance Plan to increase the number of shares of common stock authorized for issuance under such Plan by 3,000,000, and to increase the number of shares that may be granted to any one optionee over the lifetime of the Plan from 2,000,000 to 3,000,000;

and to transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

The Board of Directors has fixed August 5, 2003, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

WE WOULD BE GRATEFUL IF YOU WOULD PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD.

Keith A. Butler

Secretary

August 18, 2003

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Synbiotics Corporation, a California corporation (the “Company”), 11011 Via Frontera, San Diego, California 92127, of proxies in the accompanying form to be used at the Annual Meeting of Shareholders to be held at the Radisson Suite Hotel (Rancho Bernardo), 11520 West Bernardo Court, San Diego, California 92127, at 3:30 p.m. on October 2, 2003, and any postponement or adjournment thereof.

A proxy may be revoked at any time before it is exercised. Any shareholder giving a proxy may revoke it before its use at the Annual Meeting (1) by delivering a written notice expressly revoking the proxy to our Secretary at our offices, (2) by signing and delivering to us at our offices, or to the place of the Annual Meeting, a later dated proxy or (3) by attending the Annual Meeting and casting his or her votes personally. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by us.

On any matter coming before the Annual Meeting as to which a choice has been specified by the shareholder on the proxy, the shares will be voted accordingly. If the proxy is returned and no choice is so specified, the shares will be voted FOR the election of the three nominees for director listed in this Proxy Statement, FOR the proposed increase in the number of shares authorized for issuance under the 1995 Stock Option/Stock Issuance Plan, and in the discretion of the proxyholders as to any other business which may properly come before the Annual Meeting.

August 5, 2003, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, we had 20,028,309 shares of common stock outstanding and entitled to vote, and 2,800 shares of Series C preferred stock outstanding and entitled to vote. Outstanding shares of common stock are entitled to one vote each on all matters, and outstanding shares of Series C preferred stock are entitled to 7,784.52 votes each on all matters. Under California law, shareholders are permitted to cumulate votes for the election of directors whose names have been placed in nomination. Therefore, in voting for directors, each outstanding share of common stock would be entitled to three votes, and each outstanding share of Series C preferred stock would be entitled to 23,353.56 votes, which may be cast for one candidate or distributed in any manner among the nominees for director. However, the right to cumulate votes in favor of one or more candidates may not be exercised until the candidate or candidates have been nominated and any shareholder has given notice at the Annual Meeting of the intention to cumulate votes.

The proxyholders (if authority to vote for one or more nominees is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the Board of Directors’ nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.

We are bearing the expense of printing and mailing proxy materials. The approximate date these proxy solicitation materials will be first sent to shareholders is August 18, 2003.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Three directors are to be elected at the Annual Meeting to serve until the next Annual Meeting and until their respective successors are elected or appointed. Unless authority to vote for one or more nominees is withheld, it is intended that the proxyholders will vote for the election of the nominees named below. In the event any of them shall become unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. Each of the nominees named is currently a member of our Board of Directors.

The following information is furnished regarding the nominees.

Name; Positions; Business Experience During the Past Five Years; Directorships in Reporting Companies	Director Since	Age
Thomas A. Donelan President of Redwood Holdings, Inc., a privately held venture capital firm, since 1995.	2002	47
Paul R. Hays Our President and Chief Operating Officer since December 2002; Executive Vice President—U.S. Business of Boehringer Ingelheim Vetmedica, Inc. from August 2001 to October 2002; Vice President—Corporate Marketing of Boehringer Ingelheim Vetmedica GmbH from August 1998 to July 2001; Chairman of the Board of BioScreen GmbH from August 1998 to July 2001; Vice President—Sales and Marketing of Boehringer Ingelheim Vetmedica, Inc. from November 1994 to July 2001.	2003	43
Christopher P. Hendy Secretary of Redwood Holdings, Inc., a privately held venture capital firm, since 1996.	2002	45

Our board of directors held a total of seven meetings during the year ended December 31, 2002. Each director attended more than seventy-five percent (75%) of the meetings of the board of directors (and the board of directors committees of which he was a member) held during the time he was a member of the board of directors.

Each of our outside directors currently receives an annual fee of $10,000 for their services. Employee directors do not receive any fees for attendance at meetings of the board of directors or committee meetings.

We currently have Compensation and Audit Committees of the board of directors. We do not have a Nominating Committee of the board of directors. The current membership of each committee is as follows:

Compensation Committee	Audit Committee
Thomas A. Donelan, Chairman	Thomas A. Donelan
Paul R. Hays	Paul R. Hays
Christopher P. Hendy	Christopher P. Hendy, Chairman

The function of the Compensation Committee is to review our compensation policies and advise us as to executive compensation and stock option matters. The Compensation Committee met one time during the year ended December 31, 2002.

The Audit Committee oversees our accounting and financial reporting policies, reviews with our independent accountants the accounting principles and practices followed, reviews the annual audit and financial results and makes recommendations to the Board of Directors regarding the preceding. None of the current members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ Nasdaq Marketplace Rules. The Audit Committee met six times during the year ended December 31, 2002.

Report of Audit Committee

The Audit Committee operates under a written charter (the “Charter”) adopted and approved by the Board of Directors in 2000. The Audit Committee reviews and assesses the adequacy of the Charter on an annual basis.

The following is a report by the Audit Committee:

“The Audit Committee has:

1)    Reviewed and discussed the audited financial statements as of and for the year ended December 31, 2002 with management;

2)    Discussed with Levitz, Zacks & Ciceric, the Company’s independent auditors for fiscal year 2002, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees”. In addition, the Audit Committee has received the written disclosures and the letter from Levitz, Zacks & Ciceric as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”; and

3)    Discussed with Levitz, Zacks & Ciceric the independent auditors’ independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on March 31, 2003.

Thomas A. Donelan

Paul R. Hays

Christopher P. Hendy

Audit Committee of the Board of Directors”

Executive Officers

Name, Age, and Other Business Experience During the Past Five Years	Position

Paul R. Hays (43)

Formerly Executive Vice President—U.S. Business of Boehringer Ingelheim Vetmedica, Inc. from August 2001 to October 2002; Vice President—Corporate Marketing of Boehringer Ingelheim Vetmedica GmbH from August 1998 to July 2001; Chairman of the Board of BioScreen GmbH from August 1998 to July 2001; Vice President—Sales and Marketing of Boehringer Ingelheim Vetmedica, Inc. from November 1994 to July 2001.

President and Chief Operating Officer—since December 2002.
Keith A. Butler (41)	Vice President—Finance, Chief Financial Officer and Secretary—since September 2002; Corporate Controller from March 1991 to September 2002.
Clifford Frank (54)	Vice President—Operations since September 2002; Director of Operations from September 1992 to September 2002.
Serge Leterme (43)

Vice President—Research and Development—since October 1998; President and Director General of Synbiotics Europe, SAS—since June 2002; Director of Product Development from August 1997 to September 1998.

Name, Age, and Other Business Experience During the Past Five Years	Position

B. Kent Luther (39)

Formerly Director—Swine National Sales of Boehringer Ingelheim Vetmedica, Inc. from September 2001 to May 2003; Manager—Marketing of Boehringer Ingelheim Vetmedica, Inc. from June 1999 to September 2001; Manager—National Sales of Boehringer Ingelheim Vetmedica, Inc. from January 1998 to May 1999.

Vice President—Sales and Marketing—since May 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of each class of our voting stock as of August 5, 2003 of each of our directors, director nominees, 5% shareholders and the Named Executive Officers (as defined in “Executive Compensation and Other Information”), and of our directors and executive officers as a group. Except as noted, and except for the effect of applicable community-property laws, each person has sole investment and voting power over the shares shown. Percentages are calculated based on 41,824,977 shares of our common stock assumed outstanding (20,028,309 shares actually outstanding and 21,796,668 assumed outstanding upon conversion of the Series C preferred stock) and 2,800 shares of our Series C preferred stock outstanding as of August 5, 2003.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock:
Keith A. Butler(1) c/o Synbiotics Corporation 11011 Via Frontera San Diego, CA 92127	295,453	*
Thomas A. Donelan(1)(3)(4) c/o Redwood Holdings, Inc. 9468 Montgomery Road Cincinnati, OH 45242	22,610,447	54.1%
Clifford Frank(1) c/o Synbiotics Corporation 11011 Via Frontera San Diego, CA 92127	366,105	*
Paul R. Hays(1)(2) c/o Synbiotics Corporation 11011 Via Frontera San Diego, CA 92127	100,000	*
Christopher P. Hendy(1)(3)(4) c/o Redwood Holdings, Inc. 9468 Montgomery Road Cincinnati, OH 45242	22,797,605	54.5%
Serge Leterme, Ph.D.(1) c/o Synbiotics Europe 2 rue Alexander Fleming 69367 Lyons, Cedex 07, France	636,938	1.5%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
B. Kent Luther(1) c/o Synbiotics Corporation 11011 Via Frontera San Diego, CA 92127	—	*
Robert D. Buchanan(1) 1203 S. Pacific Street, #A Oceanside, CA 92054	570,833	1.4%
Michael K. Green(1) 3452 Lady Hill Road San Diego, CA 92130	1,052,113	2.5%
Paul A. Rosinack(1) 15817 Caminito Cantaras Del Mar, CA 92014	1,306,690	3.1%
Redwood West Coast, LLC(1)(4) c/o Redwood Holdings, Inc. 9468 Montgomery Road Cincinnati, OH 45242	21,796,668	52.1%
Jerry L. Ruyan(1)(3)(4) c/o Redwood Holdings, Inc. 9468 Montgomery Road Cincinnati, OH 45242	23,854,992	57.0%
All executive officers and directors as a group (7 persons)(1)(2)(3)(4)	24,416,192	58.2%
Series C Preferred Stock:
Redwood West Coast, LLC(4) 9468 Montgomery Road Cincinnati, OH 45242	2,800	100.0%
Jerry L. Ruyan(4) c/o Redwood Holdings, Inc. 9468 Montgomery Road Cincinnati, OH 45242	2,800	100.0%
Thomas A. Donelan(4) c/o Redwood Holdings, Inc. 9468 Montgomery Road Cincinnati, OH 45242	2,800	100.0%
Christopher P. Hendy(4) c/o Redwood Holdings, Inc. 9468 Montgomery Road Cincinnati, OH 45242	2,800	100.0%
All executive officers and directors as a group (7 persons)(4)	2,800	100.0%

*	Less than one percent.

(1)	Excluding the effect of the assumed conversion of the Series C preferred stock, the percentage ownership of the common stock would be as follows: Mr. Butler—1.5%; Mr. Donelan—1.1%; Mr. Frank—1.8%; Mr. Hays—less than 1%; Mr. Hendy—2.0%; Dr. Leterme—3.2%; Mr. Luther—less than 1%; Mr. Buchanan—2.9%; Mr. Green—5.3%; Redwood West Coast, LLC—0.0%; Mr. Rosinack—6.5%; Mr. Ruyan—10.3%; all executive officers and directors as a group (7 persons)—9.0%.
(2)	Includes options to purchase 100,000 shares of common stock, which are exercisable on or before October 4, 2003.
(3)	Includes 593,688 shares common stock held by Redwood Holdings, Inc. which were acquired pursuant to the elections of Redwood West Coast, LLC to receive shares of common stock in lieu of cash dividends on our Series C Preferred Stock held by Redwood West Coast, LLC, as permitted by the Certificate of Determination of our Series C preferred stock. As required by its Operating Agreement, Redwood West Coast, LLC directed that the shares of Common Stock be issued directly to its members. Redwood Holdings, Inc. received 593,688 shares of our common stock in these distributions. Redwood Holdings, Inc. is the owner of record of the 593,688 shares of our common stock . Mr. Donelan is a 24,9% beneficial owner, Mr. Hendy is a 24.9% beneficial owner and Mr. Ruyan is a 49.9% beneficial owner under an ESOP which owns 100% of Redwood Holdings, Inc., which has sole voting and dispositive power with respect to the shares. Messrs. Donelan, Hendy and Ruyan disclaim beneficial ownership of these share, except to the extent of their direct pecuniary interest in Redwood Holdings, Inc.
(4)	Redwood West Coast, LLC is the record owner of 2,800 shares of Series C preferred stock of Synbiotics Corporation. The shares are convertible at any time into such number of shares of common stock by dividing each share of Series C preferred stock, valued at $1,000, by the conversion price—initially set at $0.12846. Mr. Donelan is a 17.7616% owner of Redwood West Coast, LLC—owning 10.6251% individually and 7.1365% through Redwood Holdings, Inc. (Mr. Donelan is a 24.9% beneficial owner under an ESOP which owns 100% of Redwood Holdings, Inc.). Mr. Hendy is a 20.0382% owner of Redwood West Coast, LLC—owning 12.9017% individually and 7.1365% through Redwood Holdings, Inc. (Mr. Hendy is a 24.9% beneficial owner under an ESOP which owns 100% of Redwood Holdings, Inc.). Mr. Ruyan is a 56.0427% owner of Redwood West Coast, LLC—owning 41.741% individually and 14.3017% through Redwood Holdings, Inc. (Mr. Ruyan is a 49.9% beneficial owner under an ESOP which owns 100% of Redwood Holdings, Inc.). In addition, Messrs. Donelan, Hendy and Ruyan serve on the Management Committee of Redwood West Coast, LLC, which has sole voting and dispositive power with respect to the shares. Messrs. Donelan, Hendy and Ruyan disclaim beneficial ownership of the shares reflected above, except to the extent of their direct and indirect pecuniary interests in Redwood West Coast, LLC.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to us for the fiscal years ended December 31, 2002, 2001 and 2000 by each person (the “Named Executive Officers”) who

•	was our chief executive officer in 2002;

•	was serving as an executive officer on December 31, 2002 (excluding any person who was our chief executive officer at any time in 2002) and was one of the four most highly compensated executive officers whose total 2002 salary and bonus exceeded $100,000; or

•	but for the fact that he was not serving as an executive officer on December 31, 2002, would have been included under the preceding bullet point.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(2)	Other Annual Compensation ($)(3)		Awards Securities Underlying Options/ SARs (#)	All Other Compensation ($)(4)(5)
Robert D. Buchanan Vice President	2002 2001 2000	$ $ $	137,000 134,000 85,737	$73,329 — —		— — —	— — 50,000	$ $	4,110 1,713 —
Keith A. Butler Vice President	2002 2001 2000	$ $ $	108,193 103,626 94,942	$37,842 — —		— — —	— — —	$ $ $	3,243 3,106 2,848
Clifford Frank Vice President	2002 2001 2000	$ $ $	133,532 128,798 114,352	$47,030 — —		— — —	— — —	$ $ $	3,321 3,205 3,358
Michael K. Green Senior Vice President	2002 2001 2000	$ $ $	136,149 185,124 173,681	$134,258 — —		— — —	— — 20,000	$ $ $	135,408 5,100 5,081
Paul R. Hays President and Chief Executive Officer	2002		$1,370	—		—	—		—
Serge Leterme Vice President	2002 2001 2000	$ $ $	137,648 148,830 142,135	$81,604 — —	$ $ $	14,063 18,750 18,750	— — —		— — —
Paul A. Rosinack President and Chief Executive Officer	2002 2001 2000	$ $ $	171,424 227,148 218,183	$166,390 — —	$	— — 9,367	— — 20,000	$ $ $	135,887 5,100 3,665

(1)	Includes amounts deferred under the 401(k) Compensation Deferral Savings Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.
(2)	Pursuant to retention bonus agreements, the bonuses were paid in shares of Synbiotics common stock as follows: Mr. Buchanan—570,833 shares; Mr. Butler—294,583 shares; Mr. Frank—366,105 shares; Mr. Green—1,045,133 shares; Dr. Leterme—635,250 shares; Mr. Rosinack—1,295,268 shares. The fair value of the shares was $0.1286 per share at the time the bonuses were earned.
(3)	Consists of forgiveness of a loan made to Dr. Leterme to defray relocation expenses (the loan was fully forgiven as of December 31, 2002), and forgiveness of a loan made to Mr. Rosinack to defray relocation expenses (the loan was fully forgiven as of December 31, 2000).
(4)	Includes matching contributions made by us to Mr. Buchanan’s 401(k) account, Mr. Butler’s 401(k) account, Mr. Frank’s 401(k) account, Mr. Green’s 401(k) account and Mr. Rosinack’s 401(k) account.
(5)	Includes amounts paid pursuant to separation agreements entered into with Mr. Green and Mr. Rosinack upon their resignations in September 2002.

Christopher Hendy was appointed as Vice President in September 2002 upon the resignation of Mr. Rosinack, and served as our chief executive officer until Mr. Hays was hired in December 2002. Mr. Hendy also ceased to be a Vice President in December 2002. Mr. Hendy received no compensation for his role as either Vice President or chief executive officer.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2002 regarding our compensation plans under which our equity securities are authorized for issuance:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	334,749	$3.49	1,873,663
Equity compensation plans not approved by security holders	—	n/a	—

Total	334,749	$3.49	1,873,663

There were no stock options or stock appreciation rights granted to or exercised by the Named Executive Officers in 2002, nor were there any unexercised stock options or stock appreciation rights held by the Named Executive Officers as of December 31, 2002. See the following paragraph with regard to a 2002 agreement with Paul R. Hays, our president, which resulted in the grant in 2003 of 1,600,000 stock options to Mr. Hays under our 1995 Stock Option/Stock Issuance Plan. As of December 31, 2002, no other Named Executive Officer or director held any options under the plan.

Employment Contracts and Change-in-Control Arrangements

Employment Agreements

We entered into an employment agreement dated December 30, 2002 with Paul R. Hays. The employment agreement, which expires December 30, 2005, provides for salary at an initial rate of $250,000 per annum, and provides for the issuance, upon Mr. Hays’ relocation to San Diego, of options to purchase 1,600,000 shares of our common stock (at $0.08 per share). The agreement also provides for the annual issuance, on December 30, 2003, 2004 and 2005, of options to purchase 400,000 shares of our common stock; the option price for each of the annual options will be determined by the fair market value of our common stock on December 30 of the year in which the options are granted. Mr. Hays may receive a bonus for the years ending December 31, 2003, 2004 and 2005 calculated as follows: four percent (4.0%) of the first $1,000,000 of EBITDA in excess of $2,000,000 plus six percent (6.0%) of EBITDA in excess of $3,000,000. EBITDA is defined as earnings before interest, income taxes, depreciation, amortization and any settlements/awards resulting from litigation existing as of December 30, 2002. If Mr. Hays is terminated without cause within the first 18 months of the agreement, he will receive twelve months’ salary at his then base salary rate. If Mr. Hays is terminated without cause within the last 18 months of the agreement, he will receive six months’ salary at his then base salary rate. However, if Mr. Hays is terminated without cause at any time during the agreement due to a change in control of us, he will receive twelve months’ salary at his then base salary rate.

We entered into an employment agreement dated October 25, 1996, and amended February 14, 2001, with Paul A. Rosinack. The employment agreement provided for salary at an initial rate of $160,000 per annum and options to purchase 25,000 shares of our common stock (at $4.13 per share). On September 24, 2002, Mr. Rosinack resigned as our President, Chief Executive Officer and director. We entered into a separation agreement with Mr. Rosinack whereby he received severance pay and accrued vacation pay totalling $130,332, and additional severance pay in the amount of $19,429 per month in April 2003 and May 2003.

We entered into an employment agreement dated July 9, 1999, and amended February 14, 2001, with Michael K. Green. The employment agreement provided for salary at an initial rate of $140,000 per annum. On September 19, 2002, Mr. Green resigned as our Senior Vice President and Chief Financial Officer. We entered into a separation agreement with Mr. Green whereby he received severance pay and accrued vacation pay totalling $130,238, and additional severance pay in the amount of $15,677 per month in April 2003 and May 2003.

We entered into an employment agreement dated July 1, 2002 with Serge Leterme. The employment agreement provided for salary at an initial rate of 130,000 euros (equivalent to $136,318 as of December 31, 2002) per annum. In addition, we have provided Mr. Leterme with a company car, and are bearing the leasing costs and reasonable expenses incurred by Mr. Leterme for business activities. If Mr. Leterme is terminated without cause, he will receive the greater of six months’ salary at his then base salary rate or the amount of legal severance in France.

We entered into an employment agreement dated April 24, 2000, and amended February 14, 2001, with Robert Buchanan. The employment agreement provided for salary at an initial rate of $125,000 per annum and options to purchase 50,000 shares of our common stock (at $2.98 per share). Mr. Buchanan’s current base salary rate is $11,417 per month. On April 30, 2003, Mr. Buchanan resigned as our Vice President. We entered into a separation agreement with Mr. Buchanan whereby he received severance pay and accrued vacation pay totalling $71,233.

Compensation Committee Interlocks and Insider Participation

During fiscal 2002, the Compensation Committee consisted of Messrs. Donelan, Hendy and, until his resignation in September 2002, Rosinack. Mr. Rosinack was our employee until his resignation in September 2002. No executive officer of Synbiotics served during 2002 as a director or compensation committee member of any other company, where the other company had one of its executive officers on Synbiotics’ board of directors or Compensation Committee. The Compensation Committee currently consists of Messrs. Donelan, Hendy and Hays. Mr. Hays is our employee.

Report on Executive Compensation

The Compensation Committee acts on behalf of our Board of Directors to establish our general compensation policy for all of our employees. The Compensation Committee typically reviews base salary levels on or about June 1 of each year, and reviews target bonuses for the Chief Executive Officer and other executive officers and employees at or about the beginning of each year. The Compensation Committee administers our incentive and equity plans, including the 1995 Stock Option/Stock Issuance Plan.

The following is a report by the Compensation Committee:

“General Compensation Policy

All policies, plans and actions of the Compensation Committee are formulated or taken with the goal of maximizing shareholder value by aligning the financial interests of the Chief Executive Officer and the other executive officers with those of the Company’s shareholders. This is achieved through a combination of salary, short-term incentive compensation, including cash and stock bonuses, and long-term incentive compensation, including stock options. The Compensation Committee’s policy is to provide the Company’s executive officers with compensation opportunities which are based upon their personal performance, the Company’s financial performance and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals.

Each executive officer’s compensation package is comprised of the following:

•	base salary that is competitive with the market and reflects individual performance,

•	short-term incentive compensation, payable in cash or stock and tied to the Company’s achievement of annual performance goals, and

•	long term, stock-based incentive awards designed to strengthen the mutuality of interests between the Company’s executive officers and its shareholders.

Factors

Several of the more important factors which the Compensation Committee considered in establishing the components of each executive officer’s compensation package for the 2002 fiscal year are summarized below. Additional factors were also taken into account, and the Compensation Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years. All compensation decisions will be designed to further the general compensation policy indicated above.

Base Salary

In setting base salaries, the Compensation Committee considered the following factors:

•	industry experience, knowledge and qualifications,

•	the salary levels in effect for comparable positions within the Company’s principal-industry marketplace competitors,

•	historical salary levels, and

•	internal comparability considerations.

The Compensation Committee did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent.

Each executive officer’s base salary is adjusted yearly on the basis of the factors described above.

Short-Term Incentive Compensation

Annual cash and stock bonuses are awarded to the extent that the Company meets financial objectives set by the Board of Directors at the beginning of each year. The amounts of the bonus payments, if any, are determined by the Compensation Committee, in its discretion. No annual cash or stock bonuses were awarded for fiscal year 2002, although officers and other employees collected their contractual retention bonuses which were earned by continuation of employment until the Redwood investment transaction in January 2002.

Long-Term Stock Based Incentive Compensation

Stock options have historically been an element of the Company’s executive compensation package. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of management and shareholders by focusing employees and management on increasing shareholder value. The actual value of equity-based compensation depends entirely on appreciation of the Company’s common stock.

Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Compensation Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the Compensation Committee’s discretion and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive’s peer group. In the Compensation Committee’s discretion, executive officers may also be granted stock options to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company’s common stock.

In 2002, in connection with retention bonus arrangements, all outstanding stock options held by the Company’s officers were surrendered.

In 2002, as part of an annual review of the stock options held by executive officers and managers, the Compensation Committee considered the factors described above, as well as the overall condition of the Company. The Company granted no stock options during fiscal 2002. The Company’s employment agreement with Paul R. Hays provides for the issuance, upon Mr. Hays’ relocation to San Diego, of options to purchase 1,600,000 shares of the Company’s common stock (at $0.08 per share). The agreement also provides for the annual issuance, on December 30, 2003, 2004 and 2005, of options to purchase 400,000 shares of the Company’s common stock; the option price for each of the annual options will be determined by the fair market value of the Company’s common stock on December 30 of the year in which the options are granted.

Chief Executive Officer Compensation

In setting the total compensation payable to Paul R. Hays, who has served as the Company’s Chief Executive Officer since December 30, 2002, the Compensation Committee sought to be competitive with other companies in the industry. As described above under “Employment Contracts, Severance Agreements and Change in Control Agreements,” an employment agreement between the Company and Mr. Hays sets forth the terms and conditions, including minimum compensation, governing Mr. Hays’s employment. Mr. Hays did not receive any other cash or stock compensation during fiscal 2002.

In setting the total compensation payable to Paul A. Rosinack, who served as the Company’s Chief Executive Officer from January 1, 2002 until his resignation on September 24, 2002, the Compensation Committee sought to be competitive with other companies in the industry. As described above under “Employment Contracts, Severance Agreements and Change in Control Agreements,” an employment agreement between the Company and Mr. Rosinack set forth the terms and conditions, including minimum compensation, governing Mr. Rosinack’s employment. In May 2002, pursuant to a management retention bonus agreement, Mr. Rosinack received 1,295,268 shares of the Company’s common stock. Upon his resignation in September 2002, Mr. Rosinack received, pursuant to his separation agreement, severance pay and accrued vacation pay totalling $130,332, and additional severance pay in the amount of $19,429 per month in April 2003 and May 2003.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to the Company’s executive officers for the 2002 fiscal year did not exceed the $1 million limit per officer. The Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company’s executive officers for fiscal year 2003 will exceed that limit. The Company’s 1995 Stock Option/Stock Issuance Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-

based compensation which will not be subject to the $1 million limitation. Since it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision if the individual cash compensation of any executive officer ever approaches the $1 million level.

The Compensation Committee is of the opinion that the compensation packages provided to the Company’s Chief Executive Officer and the other executive officers reflect its goal of offering compensation that is fair to these officers and the Company’s shareholders alike by providing adequate base salaries together with substantial opportunity for personal financial growth which will parallel the chief executive officer’s ability to increase shareholder value. It is intended that the total economic advantage and opportunities provided to the executive officers will be at least equivalent to that provided by comparable corporations.

Thomas A. Donelan

Paul R. Hays

Christopher P. Hendy

Compensation Committee of the Board of Directors”

Stock Performance Graph

The graph below compares the cumulative total shareholder return on our common stock, which is traded on the NASD over-the-counter bulletin board, from December 31, 1998 to December 31, 2002 with the cumulative total return on the Nasdaq Stock Market—U.S. Index and a self-constructed industry peer group index over the same period (assuming the investment of $100 in our common stock and in each of the other indices on December 31, 1997, and reinvestment of all dividends). The self-constructed industry peer group consists of Abaxis, Inc., Heska Corporation and IDEXX Laboratories, Inc.

The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

Stock Performance Graph

	Investment Value on December 31,
	1998	1999	2000	2001	2002
Synbiotics Corporation	$82	$77	$14	$7	$2
Nasdaq Stock Market—U.S. Index	185	374	236	159	99
Industry Peer Group Index	162	172	160	177	200

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL THREE NOMINEES, SET FORTH IN ITEM 1 ON THE PROXY CARD. The three persons receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes will have no influence in the election of directors.

AMENDMENT OF 1995 STOCK OPTION/STOCK ISSUANCE PLAN

(Item 2 on the Proxy Card)

On April 27, 1995, the Board of Directors adopted our 1995 Stock Option/Stock Issuance Plan (the “1995 Plan”). Various other stock option plans have, over the years, been incorporated into the 1995 Plan and terminated as to any future grants. The 1995 Plan has also been amended several times to otherwise increase the number of shares available under the 1995 Plan or to change other provisions.

On July 22, 2003, the Board of Directors approved an amendment (the “Amendment”) to add 3,000,000 shares of common stock to the maximum authorized for issuance under the 1995 Plan (making a total, together with the previous amended authorization, of 13,752,565 shares of common stock), and to increase the number of shares that may be granted to any one optionee over the lifetime of the Plan from 2,000,000 to 3,000,000.

We currently have available under the 1995 Plan only 275,538 shares which have not already been issued and are not subject to currently outstanding options. There are currently outstanding under the 1995 Plan options to purchase a total of 1,931,912 shares, and with the additional 3,000,000 shares requested by the Amendment, a total of 5,207,450 shares of common stock would be potentially exercisable.

Paul R. Hays, our president, would benefit by the Amendment because, without it, he could not receive all of the annual stock option grants (1,200,000 in total) called for by his employment agreement. See “Executive Compensation and Other—Employment Contracts and Change-in-Control Arrangements—Employment Agreements”.

Under the 1995 Plan, the Amendment requires shareholder approval to become effective.

Plan Structure

The 1995 Plan is divided into two separate parts:

The “Discretionary Grant Program” under which directors, employees and consultants may, at the discretion of the Plan Administrator, be granted options to purchase shares of the common stock at an exercise price not less than 85% of the fair market value of each such share on the grant date; provided, that the exercise price may be below 85% of fair market value if the optionee makes a payment to us (including payment made by means of a salary reduction agreement) of no less than the excess (above 15%) of the discount from fair market value exercise price. The granted options may be either incentive stock options which are designed to meet the requirements of Section 422 of the Internal Revenue Code or nonstatutory options not intended to satisfy such requirements.

The “Stock Issuance Program” under which eligible individuals will be allowed to effect immediate purchases of common stock at the fair market value of each such share, or at discounts of up to 15% (or, under certain conditions, more) from the fair market value of any such share, including shares which may be issued in consideration for past services without any cash payment required of the participant.

As of July 31, 2003, approximately 100 officers and employees were eligible to participate in the Discretionary Grant Program and the Stock Issuance Program, and the fair market value of a share of common stock was $0.11.

Plan Administration

Option grants under the Discretionary Grant Program and stock issuances under the Stock Issuance Program are to be made by the Board or by a committee of two or more nonemployee Board members or, as to discretionary option grants to any person other than directors, officers or 10% shareholders, by a committee of any two or more directors (the “Plan Administrator”). The selected committee members serve for such period of time as the Board may determine and will be subject to removal by the Board at any time.

The Plan Administrator has the sole and exclusive authority, subject to the provisions of the 1995 Plan, to determine the eligible individuals who are to receive options under the Discretionary Grant Program or the Stock Issuance Program, the number of shares to be covered by each granted option or issuance, the date or dates on which the option is to become exercisable and the maximum term for which the option is to remain outstanding. The Plan Administrator has the authority to determine whether the granted option is to be an incentive stock option (“Incentive Option”) under the Federal tax laws and to establish rules and regulations for proper plan administration.

Issuable Shares

The maximum number of shares of common stock reserved for issuance over the 10 year term of the 1995 Plan, measured from the Effective Date of the 1995 Plan, can not exceed 10,752,565 shares. The Amendment would increase that maximum number to 13,752,565. The share reserve available for issuance under the 1995 Plan will be subject to periodic adjustment for changes in our common stock occasioned by stock splits, stock dividends, recapitalizations, conversions or other changes affecting the outstanding common stock as a class without our receipt of consideration.

Should an option expire or terminate for any reason before exercise in full (including options canceled in accordance with the cancellation-regrant provisions described below), the shares subject to the portion of the option not so exercised will be available for subsequent option grants or share issuances under the 1995 Plan. All shares issued under the 1995 Plan, whether or not such shares are subsequently reacquired by us pursuant to our repurchase rights under the 1995 Plan, will reduce on a share-for-share basis the number of shares of common stock available for subsequent grants.

No more than 2,000,000 shares may be granted to any one optionee over the lifetime of the 1995 Plan. The Amendment would increase that number to 3,000,000.

Terms of Discretionary Grant Program

Option Price and Term.    No option will have a term in excess of 10 years measured from the grant date. The option price per share for incentive stock options will not be less than 100% of the fair market value of each share of our common stock issuable under the option on the grant date of such option. The option price per share for nonstatutory stock options may not be less than 85% of the fair market value per share of each share of our common stock issuable under the option on the grant date of such option; provided, that nonstatutory options may be granted having an exercise price below 85% of fair market value if the optionee makes a payment to us (including payment made by means of a salary reduction agreement) of no less than the excess (above 15%) of the discount from fair market value exercise price.

Valuation.    For purposes of establishing the option exercise price for our common stock, so long as our common stock is traded on the OTC Bulletin Board the “Fair Market Value” per share of the stock on any relevant date will be determined according to whatever method is from time to time approved in good faith by the Board.

Vesting of Options.    The vesting schedule for each granted option will be determined by the Plan Administrator and will be set forth in the instrument evidencing such grant. The granted option may be (i) immediately exercisable for vested shares, (ii) immediately exercisable for unvested shares subject to our repurchase rights or (iii) exercisable in installments for vested shares over the optionee’s period of service.

Payment.    Upon exercise of the option, the option price for the purchased shares will become immediately payable in cash or in shares of common stock valued at fair market value on the date of exercise. The option may also be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to us, out of the said proceeds, an amount equal to the aggregate option price payable for the purchased shares plus all applicable withholding taxes. Subject to the Sarbanes-Oxley Act of 2002 and other applicable law, the Plan Administrator may assist any optionee in the exercise of one or more outstanding options under the 1995 Plan by (i) authorizing a loan from us or (ii) permitting the optionee to pay the option price in installments over a period of years. The term and conditions of any such loan or installment payment will be established by the Plan Administrator in its sole discretion, but in no event will the maximum credit extended to the optionee exceed the aggregate option price for the purchased shares plus any Federal or State tax liability incurred in connection with the option exercise.

Termination of Service.    Should the optionee cease to remain in our service while holding one or more options under the 1995 Plan, then those options will not remain exercisable beyond the limited post-service period designated by the Plan Administrator at the time of the option grant (subject to certain minimum post-service periods). Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will, during the period it remains exercisable, be exercisable for the number of shares for which the option was exercisable on the date of the optionee’s cessation of service.

Should the optionee die while holding one or more outstanding options, then the personal representative of the optionee’s estate or the person or persons to whom each such option is transferred pursuant to the optionee’s will or in accordance with the laws of inheritance will have the right to exercise such option for any or all of the shares for which the option is exercisable on the date of the optionee’s cessation of service, less any option shares subsequently purchased by the optionee before death. Such right will lapse, and the option will terminate, upon the earlier of (i) the end of the limited post-service period designated by the Plan Administrator at the time of the option grant or (ii) the specified expiration date of the option term.

The Plan Administrator will have complete discretion to extend the period following the optionee’s termination of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Corporate Transaction.    Except to the extent otherwise provided in the option documents, each option share will become fully vested in the event of certain Corporate Transactions unless the option is assumed or is replaced with a cash incentive program which preserves the material benefits of the options. Upon consummation of the Corporate Transaction all options which are not assumed will be canceled and cease to exist. The options or cash incentive programs which replace any options which do not accelerate will provide for full vesting in the event of involuntary termination of employment within 18 months following the Corporate Transaction.

For purposes of the above, a Corporate Transaction includes (i) a merger or consolidation in which we are not the surviving entity (except for a transaction the principal purpose of which is to change the State of incorporation), (ii) the sale, transfer or other disposition of all or substantially all of our assets, or (iii) any reverse merger in which we are the surviving entity but in which securities possessing more than 50% of our total combined voting power are transferred to holders different from those who held our securities immediately before such merger.

Shareholder Rights and Option Assignability.    No optionee is to have any shareholder rights with respect to the option shares until such optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares. Unless the Plan Administrator expressly approves in writing, options are not assignable or transferable other than by will or by the laws of inheritance following the optionee’s death, and the option may, during the optionee’s lifetime, be exercised only by the optionee.

Cancellation/Regrant.    The Plan Administrator has the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Discretionary Grant Program which have exercise prices in excess of the then current market price of the common stock and to issue replacement options with an exercise price based on the lower market price of the common stock at the time of grant.

Terms of Stock Issuance Program

Issue Price.    The purchase price per share will not be less than 85% of the fair market value of a share of our common stock on the date the Plan Administrator authorizes the issuance.

Vesting of shares.    The vesting schedule for each share issued will be determined by the Plan Administrator and set forth in the issuance agreement. The shares may be fully and immediately vested upon issuance or may vest in one or more installments, subject to our repurchase right, over the participant’s period of service.

Shareholder Rights.    The recipient of the share issuance will have full shareholder rights, including voting and dividend rights, with respect to the issued shares, whether or not the shares are vested. However, the recipient may not sell, transfer or assign any unvested shares issued under the 1995 Plan except for certain limited family transfers.

Repurchase Rights.    Should the recipient of unvested shares cease to remain in our service before vesting in such shares, then those unvested shares are to be immediately surrendered to us for cancellation, and the recipient will have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the recipient for consideration paid in cash or promissory note, we will refund the cash consideration paid for the surrendered shares and cancel the principal balance of the note to the extent attributable to such surrendered shares.

Payment.    Upon issuance of the shares, the issue price for the purchased shares will become immediately payable in cash or (upon Plan Administrator approval, and subject to the Sarbanes-Oxley Act of 2002 and other applicable law) by promissory note payable to our order. The promissory note may, at the discretion of the Plan Administrator, be subject to cancellation over the participant’s period of service. Shares may also be issued for past services, without any cash or other payment required of the participant.

Corporate Transaction.    Except to the extent otherwise provided in the stock issuance documents, all repurchase rights will terminate and each share will become fully vested in the event of a Corporate Transaction (as defined above) unless the repurchase rights are assigned to the successor corporation. Following consummation of the Corporate Transaction, all repurchase rights which are not assigned to the successor will terminate and cease to exist. The assigned purchase rights will terminate and cease to exist in the event of involuntary termination of employment within 18 months following the Corporate Transaction.

Changes in Capitalization

In the event any change is made to the common stock issuable under the 1995 Plan by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1995 Plan, and (ii) the number and/or class of securities and price per share in effect under each outstanding option (including all discretionary option grants under the 1995 Plan.)

Each outstanding option which is assumed or is otherwise to continue in effect after a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable, in connection with such Corporate Transaction, to an actual holder of the same number of shares of our common stock as are subject to such option immediately before such Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the number and class of securities available for issuance under the 1995 Plan.

Option grants under the 1995 Plan will not affect our right to adjust, reclassify, reorganize or otherwise change our capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of our business or assets.

Special Tax Withholding Election

The Plan Administrator may provide one or more participants in the 1995 Plan with the election to have us withhold, from the shares of common stock otherwise issuable upon the exercise of non-qualified options or the vesting of unvested shares, a portion of those shares in satisfaction of the tax liability incurred in connection with their acquisition or vesting. Any election so made will be subject to the approval of the Plan Administrator, and no shares will be accepted in satisfaction of such tax liability except to the extent the Plan Administrator approves the election. Alternatively, one or more participants may be granted the right, subject to Plan Administrator approval, to deliver existing shares of common stock in satisfaction of such tax liability. The withheld or delivered shares will be valued at their then current fair market value.

Amendment and Termination

The Board of Directors may amend or modify the 1995 Plan in any or all respects whatsoever. However, no such amendment may adversely affect the rights of existing optionees without their consent and unless otherwise necessary to comply with applicable tax laws and regulations. In addition, shareholder approval of and amendment or modification of the 1995 Plan must be obtained if it is required by law or regulation or, in a particular instance, by a Board of Directors decision that shareholder approval should be required.

The Board may terminate the 1995 Plan at any time, and the 1995 Plan will in all events terminate on April 27, 2005. Each stock option outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant.

Federal Tax Consequences

Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-qualified options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize income for alternative minimum tax purposes in the year the option is exercised and regular taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods before the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

Non-qualified Options.    No taxable income is recognized by an optionee upon the grant of a non-qualified option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Special provisions of the Internal Revenue Code apply to the acquisition of common stock under a non-qualified option, if the purchased shares are subject to repurchase by us. These special provisions may be summarized as follows:

A.	If the shares acquired upon exercise of the non-qualified option are subject to repurchase by us at the original exercise price in the event of the optionee’s termination of service before vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date our repurchase right lapses with respect to such shares over (ii) the exercise price paid for the shares.

B.	The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-qualified option an amount equal to the excess of (i) the fair market value of the purchased shares on the date of exercise (determined as if the shares were not subject to our repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when our repurchase right lapses.

We will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Direct Stock Issuances.    The tax consequences of individuals who receive direct stock issuances under the 1995 Plan will be substantially the same as the treatment described above for the exercise of non-qualified stock options.

Accounting Treatment

Option grants with exercise prices less than the fair market value of the option shares on the grant date and direct stock issuances at purchase prices less than the fair market value of the issued shares will result in a compensation expense charge to our earnings equal to the difference between such exercise or purchase prices and the fair market value of the shares on the option grant date or (for direct stock issuances) the fair market value on the issue date. Such expense will be accrued by us over the period the optionee or share recipient vests in the option shares or directly-issued shares. Under currently applicable accounting principles, option grants and direct stock issuances at 100% of fair market value will not result in any charge to our earnings. There are proposals to change this accounting principle in order to require earnings charges in this scenario; we cannot predict whether such proposals will be adopted. Whether or not granted at a discount, the number of outstanding options may be a factor in determining our earnings per share and may affect investors’ perceptions of the value of our outstanding shares.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN (ITEM 2 ON THE PROXY CARD). Approval will require the affirmative vote of a majority of those shares which are present or represented at the Annual Meeting. Abstentions will have the same effect as votes against approval of the Amendment of the 1995 Plan. Broker non-votes will, assuming the shares are represented at the Annual Meeting for any purpose, have the same effect as votes against approval of the Amendment of the 1995 Plan; but if the shares are entirely not represented at the Annual Meeting the broker non-votes will have no effect on the proposal to approve the Amendment of the 1995 Plan.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership of our equity securities with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, during the fiscal year ended December 31, 2002, our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, with the following exceptions:

Thomas A. Donelan, a director and 10% beneficial owner, filed one late Form 4, representing one transaction that was not reported on a timely basis.

Christopher P. Hendy, a director and 10% beneficial owner, filed one late Form 4, representing one transaction that was not reported on a timely basis.

Jerry L. Ruyan, a 10% beneficial owner, filed one late Form 4, representing two transactions that were not reported on a timely basis.

Redwood West Coast, LLC, a 10% beneficial owner, filed one late Form 4, representing one transaction that was not reported on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We pay Redwood Holdings, Inc. a monthly consulting fee of $15,000 for as long as it indirectly holds at least 50% of our voting stock.

SHAREHOLDER PROPOSALS

To be included in our proxy materials for the Annual Meeting of Shareholders to be held in 2004, a shareholder proposal must be received at our the offices, 11011 Via Frontera, San Diego, CA 92127, not later than April 20, 2004. We expect to hold the 2004 Annual Meeting of Shareholders in August 2004. In addition, our bylaws provide that no shareholder proposal may be presented at the 2004 Annual Meeting of Shareholders unless the shareholder gives written notice of intent to do so to the Secretary of the corporation between 60 and 90 days before the 2004 Annual Meeting of Shareholders.

CHANGE IN CONTROL

On January 25, 2002, Redwood West Coast, LLC (“Redwood”) acquired, for $2,800,000 cash, 2,800 shares of a new issue of our Series B preferred stock. The beneficial owners of an aggregate of 94% of Redwood West Coast, LLC are Redwood Holdings, Inc., Thomas A. Donelan, Christopher P. Hendy and Jerry L. Ruyan. Redwood utilized funds derived from contributions of capital by its members which were supplied by them from investment funds on hand, except that Redwood Holdings, Inc., borrowed $800,000 of its investment from Jerry L. Ruyan pursuant to a promissory note due July 22, 2002. The 2,800 shares of Series B preferred stock were convertible into an aggregate of 21,796,668 shares of our common stock, at any time (subject to anti-dilution adjustments). In addition, under certain circumstances as set forth in the stock purchase agreement, Redwood could have been issued additional shares of Series B preferred stock. The 2,800 shares of Series B preferred stock had voting rights, with the aggregate number of votes equal to 21,796,668.

In October 2002, we designated and authorized 4,000 shares of Series C preferred stock, and entered into a stock swap agreement with Redwood whereby we issued 2,800 shares of Series C preferred stock to Redwood in exchange for Redwood’s 2,800 shares of Series B preferred stock. The Series C preferred stock is entitled to quarterly cumulative cash dividends (although an election can be made to receive the dividends in shares of our common stock in the event the dividends are not paid within 30 days), at a 7.5% annual rate; the Series C preferred stock is additionally entitled to, in effect, the dividends which had accumulated on the Series B preferred stock before the exchange. The Series C preferred stock is entitled to an aggregate liquidation preference of $2,800,000, plus accumulated and unpaid dividends, and is convertible into an aggregate of 21,796,668 shares of our common stock, at any time (subject to anti-dilution adjustments). The 2,800 shares of Series C preferred stock have voting rights, with the aggregate number of votes currently equal to 21,796,668.

Redwood representatives now constitute 67% of our board of directors, and Redwood also controls approximately 52% of our voting stock on an as-if-converted basis.

The stock purchase agreement provided that two designees of Redwood, Thomas A. Donelan and Christopher P. Hendy, would become members of our board of directors at the time of closing and that all of our then current directors, with the exception of Paul A. Rosinack and Rigdon Currie, would resign. The stock purchase agreement further provided that, after we complied with the requirements of Rule 14f-1 under the Securities Exchange Act of 1934, Mr. Currie would resign. Mr. Currie resigned on March 4, 2002, and Mr. Rosinack resigned on September 24, 2002. Our board of directors now consists of Messrs. Donelan, Hendy and Paul R. Hays. We expect that representatives of Redwood will continue to constitute a majority of our board of directors.

INDEPENDENT AUDITORS

Levitz, Zacks & Ciceric has served as our independent accountants since April 24, 2002. Levitz, Zacks & Ciceric has informed the Audit Committee that it is independent of us within the meaning of Rule 2-01 of Securities and Exchange Commission Regulation S-X. Although management anticipates that this relationship will continue to be maintained during fiscal 2003, as in previous years, it is not proposed that any formal action be taken at the Annual Meeting with respect to the continued employment of Levitz, Zacks & Ciceric. Representatives of Levitz, Zacks & Ciceric are expected to be present at our Annual Meeting with the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

PricewaterhouseCoopers LLP served as our independent accountants for a number of years. PricewaterhouseCoopers LLP informed the Audit Committee that it is independent of us within the meaning of Rule 2-01 of Securities and Exchange Commission Regulation S-X. On April 24, 2002, after finalization of our fiscal year 2001 audited financial statements, we dismissed PricewaterhouseCoopers LLP as our independent auditor, and appointed Levitz, Zacks & Ciceric as our independent auditor. Our Audit Committee recommended the change of auditor, and the change was approved by our Board of Directors.

The reports of PricewaterhouseCoopers LLP on our financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that the report of PricewaterhouseCoopers LLP on the December 31, 2000 financial statements contained an explanatory paragraph expressing substantial doubt relating to the Company’s ability to continue as a going concern. During 2001 and the subsequent interim period through April 24, 2002, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of such disagreements in connection with their reports, nor were there any reportable events as defined in Regulation S-K Item 304(a)(1)(v).

Audit Fees

Audit fees billed to us by Levitz, Zacks & Ciceric for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, and the review of the consolidated financial statements included in our quarterly reports on Form 10-Q, for the year 2002, totalled $70,391.

Financial Information Systems Design and Implementation Fees

There were no services performed by Levitz, Zacks & Ciceric during 2002 for financial information systems design and implementation.

All Other Fees

Fees billed to us by Levitz, Zacks & Ciceric with respect to the year 2002 for all other non-audit services rendered to us, including tax related services, totalled $30,141. The Audit Committee has considered and believes that the provision of these non-audit services to us by Levitz, Zacks & Ciceric was compatible with maintaining Levitz, Zacks & Ciceric’s independence.

OTHER MATTERS

The Board of Directors, at this time, knows of no other business which will be presented to the meeting. If any other business is properly brought before the meeting, it is intended that the proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Our Annual Report, including our audited financial statements for the fiscal year ended December 31, 2002, is being mailed herewith to all shareholders of record. WE WILL PROVIDE WITHOUT CHARGE TO ANY BENEFICIAL OWNER OF COMMON STOCK AS OF AUGUST 5, 2003, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO KEITH A. BUTLER, OUR VICE PRESIDENT—FINANCE, AT 11011 VIA FRONTERA, SAN DIEGO, CA 92127.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings made by us under those Acts, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and the Stock Performance Graph are not deemed to be filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those Acts. In addition, those items shall not be deemed to be solicitation materials under those Acts.

Whether you intend to be present at this meeting or not, you are urged to return your proxy promptly.

By order of the Board of Directors

Keith A. Butler

Secretary

Appendix A

NOTE: THIS ITEM IS BEING FILED WITH THE COMMISSION PURSUANT TO INSTRUCTION 3 TO ITEM 10 OF SCHEDULE 14A. THE ITEM IS NOT PART OF THE PROXY STATEMENT AND WILL NOT BE DISTRIBUTED TO THE COMPANY’S SHAREHOLDERS IN CONJUNCTION WITH THE SOLICITATION OF PROXIES.

SYNBIOTICS CORPORATION

1995 STOCK OPTION/STOCK ISSUANCE PLAN

as amended through July 22, 2003

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 1995 Stock Option/Stock Issuance Plan (the “Plan”) is intended to promote the interests of Synbiotics Corporation, a California corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Capitalized terms not otherwise defined shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A.	The Plan shall be divided into two separate equity programs:

(i)	the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of common stock of the Corporation, and

(ii)	the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of common stock of the Corporation directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

B.	The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A.	Plan Administrator. Either the Board or a committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 insiders (the “Primary Committee”) shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders.

B.

Committees.    Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Board, the Primary Committee or a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant Program and Stock Issuance Program with respect to eligible persons other than Section 16 insiders (the “Secondary Committee”),

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or the Board may retain the power to administer those programs with respect to all such persons. All Board members are eligible to be members of the Secondary Committee, including Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

C.	Members of Committees. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and assume all powers and authority previously delegated to such committee.

D.	Service as Committee Members. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

E.	Authority. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the express provisions of the Plan) to (i) establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and Stock Issuance Program and to make such determinations under, and issue such interpretations of, such programs and any outstanding option grants or stock issuances as it may deem necessary or advisable, (ii) determine, with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (iii) determine, with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares. The Plan Administrator(s) shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program. Decisions of each Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program and Stock Issuance Program or any outstanding option or stock issuance thereunder.

IV.	OPTION GRANTS AND STOCK ISSUANCES

A.	Subject to Section V.B below, the persons eligible to receive stock issuances under the Stock Issuance Program (“Participant”) and/or option grants pursuant to the Discretionary Option Grant Program (“Optionee”) are as follows:

(i)	officers and other employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

(ii)	non-employee members of the Board; and

(iii)	those consultants or other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

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V.	STOCK SUBJECT TO THE PLAN

A.	The stock issuable under the Plan shall be shares of authorized but unissued common stock of the Corporation (“Common Stock”). The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 13,752,565 shares. Such authorized share reserve includes the number of shares available for issuance under the Predecessor Plan as last approved by the Corporation prior to their incorporation into this Plan, including the shares subject to the outstanding options incorporated into the Plan and any other shares which would have been available for future option grants under the Predecessor Plan.

B.	No one person participating in the Plan may receive options and direct stock issuances for more than 3,000,000 shares of Common Stock in the aggregate over the term of the Plan.

C.	Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options (including any options incorporated from the Predecessor Plan) expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. All shares issued under the Plan (including shares issued upon exercise of options incorporated from the Predecessor Plan), whether or not those shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

D.	Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances over the term of the Plan, and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.	Exercise Price.

1.	The exercise price per share shall be fixed by the Plan Administrator.

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2.	The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section II of Article Four and the documents evidencing the option, be payable in one or more of the forms specified below:

(i)	cash or check made payable to the Corporation,

(ii)	shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

(iii)	to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the exercise date.

B.	Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.	Effect of Termination of Service.

1.	The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)	Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)	Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(iii)	During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Service.

(iv)	In the event of a Corporate Transaction, the provisions of Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the

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Optionee’s cessation of Service and shall supersede any provisions to the contrary in this section.

2.	The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)	extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)	permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

D.	Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.	Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.	Limited Transferability of Options. Unless the Plan Administrator otherwise expressly approves in writing, the option shall be exercisable only by the Optionee during the lifetime of the Optionee, and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. However, a Non-Statutory Option may be assigned in accordance with the terms of a Qualified Domestic Relations Order within the meaning of Internal Revenue Code Section 414(p). The assigned option may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.	Eligibility. Incentive Options may only be granted to Employees.

B.	Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C.

Dollar Limitation.    The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time

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become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

D.	10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% stockholder (within the meaning of Internal Revenue Code Section 424(d)), then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	CORPORATE TRANSACTION

A.	In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B.	All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C.	Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D.	Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan on both an aggregate and per Optionee basis following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

E.

Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, shall automatically accelerate (and any of the Corporation’s outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the Optionee’s Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such

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Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

F.	The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

G.	The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be pursuant to a written agreement which complies with the terms specified below.

A.	Purchase Price

1.	The purchase price per share shall be fixed by the Plan Administrator.

2.	Subject to the provisions of Section II of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration:

(i)	cash or check made payable to the Corporation,

(ii)	past services rendered to the Corporation (or any Parent or Subsidiary), or

(iii)	any other form of consideration which the Plan Administrator may deem appropriate in any individual instance.

B.	Vesting Provisions

1.	Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

(i)	the Service period to be completed by the Participant or the performance objectives to be attained,

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(ii)	the number of installments in which the shares are to vest,

(iii)	the interval or intervals (if any) which are to lapse between installments, and

(iv)	the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the stock issuance agreement.

2.	Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.	The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.	Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

5.	The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.	CORPORATE TRANSACTION

A.	All of the outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the stock issuance agreement.

B.	Any repurchase rights that are assigned in the Corporate Transaction shall automatically terminate, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Optionee’s Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction.

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III.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

MISCELLANEOUS

I.	ACCELERATION

The Plan Administrator shall have the discretion, exercisable either at the time an option is granted under the Discretionary Stock Option Program, at the time that stock is issued under the Stock Issuance Program or at any time while the option or stock remains outstanding, to provide for the acceleration of one or more outstanding options and the termination of repurchase rights on one or more outstanding shares upon the occurrence of such events as the Plan Administrator may determine, including upon a Corporate Transaction regardless or whether or not such options are to be assumed or replaced or the repurchase rights are to be assigned in the Corporate Transaction.

II.	FINANCING

A.	The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

B.	The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

III.	TAX WITHHOLDING

A.	The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B.	The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the federal, state and local income or employment taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

(i)	Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of such taxes (not to exceed one hundred percent (100%)) designated by the holder.

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(ii)	Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the taxes) with an aggregate Fair Market Value equal to the percentage of such taxes (not to exceed one hundred percent (100%)) designated by the holder.

IV.	EFFECTIVE DATE AND TERM OF THE PLAN

A.	The Plan shall become effective on the date the Plan is adopted by the Board, and options may be granted under the Discretionary Option Grant Program from and after the effective date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after such effective date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B.	The Plan shall serve as the successor to the Predecessor Plan, and no further option grants shall be made under the Predecessor Plan after the effective date of the Plan. All options outstanding under the Predecessor Plan as of such date shall, immediately upon approval of the Plan by the Corporation’s stockholders, be incorporated into the Plan and treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option. No provision of the Plan shall be deemed to adversely affect or otherwise diminish the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock which may exist under the terms of the Predecessor Plan under which such incorporated option was issued. Subject to the rights of the optionee under the incorporated option documents and Predecessor Plan, the discretion delegated to the Plan Administrator hereunder may be exercised with respect to incorporated options to the same extent as it is exercisable with respect to options originally granted under this Plan.

C.	The option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise provide for such acceleration.

D.	The Plan shall terminate upon the earliest of (i) April 27, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

V.	AMENDMENT OF THE PLAN

A.	The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval if so determined by the Board or pursuant to applicable laws or regulations.

B.

If stockholder approval is required, pursuant to the previous sentence, to amend the Plan to increase the number of shares of Common Stock available for issuance under the Plan, then upon Board approval of such an amendment, options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance

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under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval (if so required) is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

VI.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VII.	REGULATORY APPROVALS

A.	The implementation of the Plan, the granting of any option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

B.	No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VIII.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

11

APPENDIX

The following definitions shall be in effect under the Plan:

A.	Board shall mean the Corporation’s Board of Directors.

B.	Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i)	the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept, or

(ii)	a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

C.	Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation,

(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

(iii)	any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

D.	Corporation shall mean Synbiotics Corporation, a California corporation.

E.	Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

F.	Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)	If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)	If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange

A-1.

determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)	If the Common Stock is at the time not traded on the Nasdaq National Market or listed on any stock exchange, then the Fair Market Value shall be determined according to whatever method is from time to time approved in good faith by the Board.

G.	Hostile Take-Over shall mean a change in ownership of the Corporation effected through acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

H.	Incentive Option shall mean an option which satisfies the requirements of Internal Revenue Code Section 422.

I.	Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i)	such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii)	such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

J.	Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

K.	Non-Statutory Option shall mean an option which is not an Incentive Option.

L.	Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

M.	Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

N.	Predecessor Plan shall mean, collectively, the Corporation’s existing 1986 Stock Option Plan, 1987 Stock Option Plan, 1988 Stock Option Plan, 1991 Stock Option Plan, 1994 Stock Option Plan, 1996 Stock Option Plan and 1998 Stock Option Plan.

A-2.

O.	Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

P.	Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Q.	Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

A-3.

SYNBIOTICS CORPORATION

11011 Via Frontera, San Diego, California 92127

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul R. Hays and Keith A. Butler, jointly and severally, as proxyholders, each with full power to appoint his substitute, and hereby authorizes them to vote as designated below, all the shares of Common Stock of Synbiotics Corporation held of record by the undersigned at the close of business on August 5, 2003, at the Annual Meeting of Shareholders to be held on October 2, 2003, or any postponement or adjournment thereof, and to vote in their discretion on such other business as may come before the Annual Meeting.

The Board of Directors recommends a vote FOR proposals 1 and 2.

1.	ELECTION OF DIRECTORS.

☐ FOR all nominees listed below (except as marked to the contrary below)

☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(Instruction: To withhold authority to vote for any individual nominee, check the box “FOR” and strike a line through the nominee’s name in the list below.)

Nominees: Thomas A. Donelan, Paul R. Hays, Christopher P. Hendy

2.	APPROVAL OF THE AMENDMENT OF 1995 STOCK OPTION/STOCK ISSUANCE PLAN.

☐ FOR ☐ AGAINST ☐ ABSTAIN

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder and will be voted by the proxyholders at their discretion as to any other matters properly transacted at the Annual Meeting. If this Proxy is properly executed and no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

Dated:                                                                                                                                                                                                    , 2003

(Shareholder’s Signature)

(Shareholder’s Signature)

Please sign exactly as your name appears on this Proxy. If signing for trusts, estates, partnerships, or corporations, your title or capacity should be stated. If shares are held jointly, each holder should sign.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.  ☐